GCM Grosvenor Reports First Quarter 2022 with 10% Growth in Assets Under Management, 86% Growth in GAAP Net Income and 26% Growth in Adjusted Net Income

CHICAGO, May 10, 2022 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported strong results for the first quarter ended March 31, 2022.
GCM Grosvenor’s Board of Directors also increased the firm's stock and warrant repurchase authorization by $20 million, from $45 million to $65 million.
“The first quarter of 2022 was a good one for GCM Grosvenor with regard to fundraising, revenue growth, and profitability,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “Our broad, diversified platform is built to perform for shareholders and investors in turbulent markets and to capitalize on opportunities arising from such environments.”
Assets Under Management
•Assets Under Management ("AUM") increased 10% from March 31, 2021 (the “prior year”) to $71.3 billion as of March 31, 2022
•Fee-Paying Assets Under Management (“FPAUM”) increased 8% from the prior year to $57.9 billion as of March 31, 2022
•Contracted Not Yet FPAUM decreased 12% from the prior year to $6.5 billion as of March 31, 2022
Revenue1 and Fee-Related Revenue
•Revenue increased 2% from the quarter ended March 31, 2021 ("prior year QTD") to $105.1 million
•Fee-Related Revenue increased 10% from prior year QTD to $90.6 million
Net Income and Adjusted Net Income
•GAAP Net Income Attributable to GCM Grosvenor Inc. increased 86% from prior year QTD to $4.7 million
•Adjusted Net Income increased 26% from prior year QTD to $23.8 million
Fee-Related Earnings
•Fee-Related Earnings increased 26% from prior year QTD to $31.7 million
Adjusted EBITDA
•Adjusted EBITDA increased 23% from prior year QTD to $37.2 million
1 Includes fund reimbursement revenue of $2.6 million and $2.4 million for the three months ended March 31, 2022 and March 31, 2021, respectively.

Incentive Fees
•GCM Grosvenor's share of unrealized carried interest totaled $415 million of net asset value as of March 31, 2022, an increase of 129% over the prior year2
•Run-rate annual performance fees3 of $39 million as of March 31, 2022
Dividend
•GCM Grosvenor's Board of Directors approved a $0.10 per share dividend payable on June 15, 2022 to shareholders on record June 1, 2022
Increase in Stock Repurchase Plan
•On May 5, 2022, GCM Grosvenor’s Board of Directors increased its stock repurchase authorization under the company’s existing stock repurchase plan by $20 million, from $45 million as authorized on February 10, 2022 to $65 million.
Additional Information
GCM Grosvenor also issued a detailed presentation of its results and a presentation containing supplemental financial data, both of which are available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.
The call can also be accessed by dialing (888) 394-8218 / (646) 828-8193 and using the passcode: 7816048.
About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $71 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform.
GCM Grosvenor’s experienced team of approximately 520 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, and Seoul. For more information, visit: www.gcmgrosvenor.com.
2 For comparison purposes, presented as if the Mosaic repurchase occurred as of the earliest period presented.
3 Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 25, 2022 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including fee-related revenue, fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA and net incentive fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.
GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted net income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted pre-tax income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to Grosvenor Capital Management Holdings, LLLP ("GCMH"), excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, (g) unrealized investment income, (h) changes in tax receivable agreement

("TRA") liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted net income represents adjusted pre-tax income minus adjusted income taxes, which represents corporate income taxes at a blended statutory rate of 24.5% and 25.0% applied to Adjusted Pre-Tax Income for the three months ended March 31, 2022 and 2021, respectively. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively.
Adjusted EBITDA is a non-GAAP measure which represents adjusted net income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.
Fee-related earnings ("FRE") is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue.
Net incentive fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation.
Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.
Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a scheduled ramp-in of total commitments.

GAAP Statements of Income

	Three Months Ended
(in thousands)	Mar 31, 2022	Mar 31, 2021
Revenues
Management fees	$92,110	$82,625
Incentive fees	11,992	18,214
Other operating income	1,026	2,380
Total operating revenues	105,128	103,219
Expenses
Employee compensation and benefits	65,905	83,353
General, administrative and other	21,258	24,532
Total operating expenses	87,163	107,885
Operating income (loss)	17,965	(4,666)
Investment income	10,860	13,048
Interest expense	(5,284)	(4,491)
Other income	1	1,317
Change in fair value of warrant liabilities	2,022	14,057
Net other income	7,599	23,931
Income before income taxes	25,564	19,265
Provision (benefit) for income taxes	2,333	(663)
Net income	23,231	19,928
Less: Net income attributable to redeemable noncontrolling interest	—	8,089
Less: Net income attributable to noncontrolling interests in subsidiaries	4,836	8,589
Less: Net income attributable to noncontrolling interests in GCMH	13,669	703
Net income attributable to GCM Grosvenor Inc.	$4,726	$2,547

Reconciliation of Non-GAAP Metrics

	Three Months Ended
(in thousands)	Mar 31, 2022	Mar 31, 2021
Net Incentive Fees Attributable to GCM Grosvenor
Incentive fees
Performance fees	$1,001	$6,113
Carried interest	10,991	12,101
Less incentive fees contractually owed to others:
Cash carried interest compensation	(5,855)	(6,860)
Non-cash carried interest compensation	(336)	(643)
Carried interest attributable to redeemable noncontrolling interest holder	—	(1,905)
Carried interest attributable to other noncontrolling interest holders, net	(1,815)	(2,525)
Firm share of incentive fees[1]	3,986	6,281
Less: Cash-based incentive fee related compensation	(1,594)	(1,833)
Net incentive fees attributable to GCM Grosvenor	$2,392	$4,448

1 Firm share represents net of contractual obligations but before discretionary cash based incentive compensation.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended
(in thousands)	Mar 31, 2022	Mar 31, 2021

Adjusted Pre-Tax Income & Adjusted Net Income
Net income attributable to GCM Grosvenor Inc.	$4,726	$2,547
Plus:
Net income attributable to noncontrolling interests in GCMH	13,669	703
Provision (benefit) for income taxes	2,333	(663)
Change in fair value of derivatives	—	(1,934)
Change in fair value of warrant liabilities	(2,022)	(14,057)
Amortization expense	579	583
Severance	513	588
Transaction expenses[1]	79	5,300
Loss on extinguishment of debt	—	675
Changes in tax receivable agreement liability and other	127	8
Partnership interest-based compensation	7,115	4,903
Equity-based compensation	9,881	27,036
Other non-cash compensation	84	941
Less:
Unrealized investment income, net of noncontrolling interests	(5,264)	(779)
Non-cash carried interest compensation	(336)	(643)
Adjusted pre-tax income	31,484	25,208
Less:
Adjusted income taxes[2]	(7,714)	(6,302)
Adjusted net income	23,770	18,906

Adjusted EBITDA
Adjusted net income	23,770	18,906
Plus:
Adjusted income taxes[2]	7,714	6,302
Depreciation expense	399	473
Interest expense	5,284	4,491
Adjusted EBITDA	$37,167	$30,172

1 Represents 2022 expenses related to contemplated corporate transactions and 2021 expenses related to a debt offering, other contemplated corporate transactions, and other public company transition expenses.
2 Represents corporate income taxes at a blended statutory rate of 24.5% and 25.0% applied to Adjusted Pre-Tax Income for the three months ended March 31, 2022 and 2021, respectively. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended
(in thousands)	Mar 31, 2022	Mar 31, 2021
Fee-Related Earnings
Adjusted EBITDA	$37,167	$30,172
Less:
Incentive fees	(11,992)	(18,214)
Depreciation expense	(399)	(473)
Other non-operating income	(1)	(58)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[1]	(2,664)	—
Plus:
Incentive fee-related compensation	7,785	9,336
Carried interest attributable to redeemable noncontrolling interest holder	—	1,905
Carried interest attributable to other noncontrolling interest holders, net	1,815	2,525
Fee-related earnings	$31,711	$25,193

1 Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. Amounts were de minimis for periods prior to the Mosaic repurchase on July 2, 2021.

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999